Form N-SAR
For period ended 09/30/95
File Number 811-4656


	This report is signed on behalf of the Registrant in the City of Morristown and State of New Jersey on the 20th day of November, 1995

				Ellsworth Convertible Growth and Income Fund, Inc.
				Name of Registrant



				By:	/s/ Gary I. Levine
					Gary I. Levine
					Treasurer



				Witness:/s/ Thomas H. Dinsmore
					Thomas H. Dinsmore
					 President